EXHIBIT 1

                                                          JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  February 13, 2002





                                 ARTISAN INVESTMENT CORPORATION
                                     for itself and as general partner of
                                     ARTISAN PARTNERS LIMITED PARTNERSHIP




                                 By: /s/ Andrew A. Ziegler
                                     -----------------------------------
                                            Andrew A. Ziegler
                                            President


                                  ANDREW A. ZIEGLER

                                  /s/ Andrew A. Ziegler
                                  ---------------------------------------


                                  CARLENE MURPHY ZIEGLER

                                  /s/ Carlene Murphy Ziegler
                                  ----------------------------------------